As filed with the Securities and Exchange Commission on July 10, 2000.
                                           Registration Statement No. 333- _____
================================================================================
                             SECURITIES AND EXCHANGE
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              INNKEEPERS USA TRUST
             (Exact name of Registrant as specified in its Charter)

           Maryland                           65-0503831
  (State or other jurisdiction of          (I.R.S. Employer
   incorporation or organization)        Identification Number)


                             306 Royal Poinciana Way
                            Palm Beach, Florida 33480
           (Address of principal executive office, including zip code)

                    NON-EMPLOYEE TRUSTEE SHARE INCENTIVE PLAN
                            (Full title of the Plan)

                                 Mark A. Murphy
                          General Counsel and Secretary
                              Innkeepers USA Trust
                             306 Royal Poincina Way
                            Palm Beach, Florida 33480
                                 (561) 835-1800
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                 With a copy to:
                            David C. Wright, Esquire
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8638

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                   Proposed maximum     Proposed maximum
    Title of securities         Amount to be        Offering price         Aggregate            Amount of
     To be registered          Registered (1)         Per share          Offering price      registration fee
----------------------------------------------------------------------------------------------------------------
Common Shares, $.01 par
value                          200,000 shares         10.52(2)             $2,104,000              $556
================================================================================================================

         (1) Plus such additional number of shares as may hereafter become issuable pursuant to the Innkeepers USA Trust Non-Employee Trustee Share Incentive Plan (the "Plan") in the event of a share dividend, share split, recapitalization or other similar transaction without receipt of consideration, which results in an increase in the number of shares outstanding.
         (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rules 457(c) and 457(h)(i) promulgated under the Securities Act of 1933, as amended. The price per share is based on
(i) 152,000 Common Shares reserved for issuance under the Plan at a price per share of $10.34, which is the average of the high and low prices of the Common Shares on the New York Stock Exchange on August 1, 2000, as reported in the Wall Street Journal, and (ii) 48,000 Common Shares reserved for issuance under the Plan and subject to options already granted at a price per share of $11.09, which is the weighted average exercise price per share of the outstanding options.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Innkeepers USA Trust (the "Company") with the Commission (file No. 001-12201) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and (iii) the description of the Company's common shares of beneficial interest, par value $.01 per share ("Common Shares") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 19, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in the Registration Statement or in any other subsequently filed document that is incorporated by reference in this Registration Statement modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Maryland law applicable to real estate investment trusts ("REIT"s), such as the Company, permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         Maryland law applicable to REITs permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by Maryland law for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.
-----------

4.1      -        Amended and Restated Declaration of Trust of the Registrant
                  (previously filed as Exhibit 3.1 to the Company's Registration
                  Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)


4.1(a)   -        Amendment of Declaration of Trust of the Registrant
                  (previously filed as Exhibit 3.1 to Registration Statement on
                  Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

4.1(b)   -        Articles Supplementary to the Declaration of Trust of the
                  Registrant (previously filed as Exhibit 3.1(b) to the Company's Registration Statement on Form S-3 (Registration No.
                  333- 58811) and incorporated by reference herein).

4.2      -        Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11
                  (Registration No. 33-81362) and incorporated by reference herein)

5.1*     -        Opinion of Hunton & Williams as to the legality of the
                  securities being registered.

23.1*    -        Consent of PricewaterhouseCoopers LLP

23.2*    -        Consent of Hunton & Williams (included in the opinion filed as
                  Exhibit 5.1 to the Registration Station).

24.1*    -        Power of Attorney (included on signature page)

* Filed herewith

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement,

                                                     (i) To include any
                                    prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                                     (ii) To reflect in the
                                    prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                                     (iii) To include any
                                    material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Palm Beach, State of Florida, on this 3rd day of August, 2000.


                             INNKEEPERS USA TRUST


                             By /s/Jeffrey H. Fisher
                             -----------------------
                             Jeffrey H. Fisher
                             Chairman of the Board, Chief Executive Officer and President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jeffrey H. Fisher and Mark A. Murphy, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 3rd day of August, 2000 by the following persons in the capacities indicated.

/s/ Jeffrey H. Fisher                            Chairman of the Board, President and
--------------------------------------------     Chief Executive Officer (Principal Executive Officer)
      Jeffrey H. Fisher


 /s/ Miles Berger                                Trustee
--------------------------------------------
      Miles Berger


 /s/ Thomas J. Crocker                           Trustee
--------------------------------------------
      Thomas J. Crocker


 /s/ Jack P. DeBoer                              Trustee
--------------------------------------------
      Jack P. DeBoer


 /s/ C. Gerald Goldsmith                         Trustee
--------------------------------------------
      C. Gerald Goldsmith


 /s/ Rolf E. Ruhfus                              Trustee
--------------------------------------------
      Rolf E. Ruhfus


 /s/ Bruce Zenkel                                Trustee
--------------------------------------------
      Bruce Zenkel

/s/  David Bulger                                Chief Financial Officer and Treasurer
--------------------------------------------     (Principal Financial Officer)
      David Bulger


/s/  Gregory M. Fay                              Vice President of Accounting
--------------------------------------------
      Gregory  M. Fay

                                  EXHIBIT INDEX

Exhibit No.
-----------

3.1      -        Amended and Restated Declaration of Trust of the Registrant
                  (previously filed as Exhibit 3.1 to the Company's Registration
                  Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

4.1(a)   -        Amendment of Declaration of Trust of the Registrant
                  (previously filed as Exhibit 3.1 to Registration Statement on
                  Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

4.1(b)   -        Articles Supplementary to the Declaration of Trust of the
                  Registrant (previously filed as Exhibit 3.1(b) to the Company's Registration Statement on Form S-3 (Registration No.
                  333- 58811) and incorporated by reference herein).

4.2      -        Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11
                  (Registration No. 33-81362) and incorporated by reference herein)

5.1*     -        Opinion of Hunton & Williams as to the legality of the
                  securities being registered.

23.1*    -        Consent of PricewaterhouseCoopers LLP

23.2* Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

24.1*    -        Power of Attorney (included on signature page)

* Filed herewith